CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



May 26, 1995As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 19, 1995 included and incorporated by reference in Ameron's Form 10-K for the year ended November
30, 1994 and to all references to our Firm included in this registration statement.



                          /s/ ARTHUR ANDERSEN LLP

May 26, 1995